Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Record Second Quarter 2016 Results

•	Q2 2016 revenue of $75.6 million, up 14%, and pro forma EPS of $0.24, up 26%, both exceeding high end of guidance
•	Semi-annual dividend of $0.13 per share for shareholders of record as of June 30, 2016 and paid July 11, 2016

MIAMI, FL – August 9, 2016 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the second quarter, which ended on July 1, 2016.

Q2 2016 revenue was $75.6 million, up 14% from prior year. Q2 2016 pro forma diluted earnings per share were $0.24, up 26%, when compared to $0.19 for the same period in 2015.  Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.17 for the second quarter of 2016, up 42%, as compared to $0.12 in the second quarter of 2015.

At the end of the second quarter of 2016, the Company’s cash balances were $15.6 million. During the second quarter of 2016, the Company borrowed $25.0 million from its amended debt facility which was utilized for the repurchase of 1.8 million shares of the Company’s common stock at an average price per share of $14.72 for a total of $25.8 million. Approximately $4.9 million remained available under the Company’s share repurchase program at the end of the quarter. During the second quarter of 2016, the Company repaid $3.0 million of the borrowings.

“Our second quarter performance was driven by strong client demand for our digital business transformation and enterprise analytics services,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc.  “Additionally, we continue to build our new best practices “IP as a Service” alliances and see opportunities to add new relationships.”

Based on the current economic outlook, the Company estimates total revenue for the third quarter of 2016 to be in the range of $72.0 million to $74.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.22 to $0.24.  At the high end of guidance, EPS would increase 20%, when compared to prior year.

Other Highlights

Forbes Names The Hackett Group Among “America’s Best Management Consulting Firms” – The Hackett Group was recognized by Forbes as one of “America’s Best Management Consulting Firms” for 2016. The list, which recognizes the top one percent of management consultancies, names The Hackett Group among the largest and most recognizable firms. The Hackett Group made the Forbes list with a three-star ranking in two categories – Automotive and Supply Chain Management.

GBS Advanced Certification – The Chartered Institute of Management Accountants (CIMA) and The Hackett Group announced the launch of the Advanced Diploma in Global Business Services (GBS). This is the second offering in their Certified GBS Professionals (CGBSP) program, a comprehensive career development system for the GBS and Shared Services sector from CIMA and The Hackett Group. The Advanced Diploma in GBS (ADGBS) is designed for current GBS leaders and members of a GBS organization’s senior management team. It is also relevant for senior executives who manage or work with GBS organizations, leadership at business process outsourcing companies, and others.

Oracle ERP Cloud Services Practice Launched – The Hackett Group announced an expansion of its existing Enterprise Performance Management/Business Intelligence (EPM/BI) Practice to include a newly-created Oracle ERP Cloud Services Practice. Recognizing the dramatic increase in the use of cloud technology in today’s digital business transformation efforts, and Oracle’s strategic shift to the cloud, The Hackett Group is extending their intellectual property and best practice implementation model to the Oracle ERP Cloud Services platform. The Hackett Group is a Platinum member of Oracle’s PartnerNetwork.

HR Key Issues Research – New HR Key Issues research from The Hackett Group found that technology and analytics are the focus of six out of the top ten planned HR transformation initiatives for 2016. The Hackett Group’s research found that HR leaders are increasingly acknowledging that the future effectiveness of their organizations depends on improving their use of technology, including analytics. The benefits of this digital transformation include the ability to: provide data-driven insights that help improve corporate agility; manage talent more effectively; assist managers in evaluating and supporting their employees; and make day-to-day life easier for employees by streamlining administrative tasks.

IT Key Issues Research – The Hackett Group issued new IT Key Issues research findings, showing that demands on the IT organization to support digital business transformation are a significant factor behind the expected growth of IT budgets by 3.3% in 2016, and expected staffing increases of 1.5%.  The Hackett Group’s research now shows that the majority of companies are recognizing that digital business transformation must be at the core of their business strategy, and that technological advances have the potential to fundamentally transform their business.

On Tuesday, August 9, 2016, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: Second Quarter, Leader: Ted A. Fernandez].  For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 9, 2016 and will run through 5:00 P.M. ET on Tuesday, August 23, 2016.  To access the rebroadcast, please dial (800) 839-1335.  For International callers, please dial (203) 369-3357.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 9, 2016 and will run through 5:00 P.M. ET on Tuesday, August 23, 2016. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 11,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 86% of the Fortune 100, 87% of the DAX 30 and 52% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2016	2015	2016	2015
Revenue:
Revenue before reimbursements ("net revenue")	$68,178	$59,423	$130,151	$114,328
Reimbursements	7,435	6,972	14,240	13,041
Total revenue	75,613	66,395	144,391	127,369

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	41,894	36,404	80,245	70,041
Non-cash stock compensation expense	1,136	1,056	2,183	2,091
Acquisition-related non-cash stock compensation expense	315	152	583	426
Reimbursable expenses	7,435	6,972	14,240	13,041
Total cost of service	50,780	44,584	97,251	85,599

Selling, general and administrative costs	15,059	14,675	29,254	28,937
Non-cash stock compensation expense	861	540	1,458	1,055
Amortization of intangible assets	275	547	550	1,094
Total selling, general, and administrative expenses	16,195	15,762	31,262	31,086

Total costs and operating expenses	66,975	60,346	128,513	116,685

Income from operations	8,638	6,049	15,878	10,684

Other income (expense):
Interest income	-	-	-	2
Interest expense	(110)	(109)	(151)	(249)

Income from operations before income taxes	8,528	5,940	15,727	10,437
Income tax expense	3,082	2,249	5,899	3,741
Net income	$5,446	$3,691	$9,828	$6,696

Basic net income per common share:
Income per common share from operations	$0.19	$0.13	$0.33	$0.23
Weighted average common shares outstanding	29,285	28,718	29,588	28,635

Diluted net income per common share:
Income per common share from operations	$0.17	$0.12	$0.30	$0.22
Weighted average common and common equivalent shares outstanding	32,882	30,888	33,118	30,403

Pro forma data (1):
Income from operations before income taxes	$8,528	$5,940	$15,727	$10,437
Non-cash stock compensation expense	1,997	1,596	3,641	3,146
Acquisition-related non-cash stock compensation expense	315	152	583	426
Amortization of intangible assets	275	547	550	1,094
Pro forma income before income taxes	11,115	8,235	20,501	15,103
Pro forma income tax expense	3,335	2,471	6,150	4,531
Pro forma net income	$7,781	$5,765	$14,351	$10,572

Pro forma basic net income per common share	$0.27	$0.20	$0.49	$0.37
Weighted average common shares outstanding	29,285	28,718	29,588	28,635

Pro forma diluted net income per common share	$0.24	$0.19	$0.43	$0.35
Weighted average common and common equivalent shares outstanding	32,882	30,888	33,118	30,403

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, restructuring expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with
Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued
inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	July 1,	January 1,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$15,618	$23,503
Accounts receivable and unbilled revenue, net	47,506	42,046
Prepaid expenses and other current assets	2,261	1,938
Total current assets	65,385	67,487

Property and equipment, net	14,089	14,102
Other assets	3,482	4,206
Goodwill, net	73,315	74,584
Total assets	$156,271	$160,379

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,290	$8,300
Accrued expenses and other liabilities	40,448	41,812
Total current liabilities	46,738	50,112
Long-term deferred tax liability, net	11,271	8,123
Long-term debt	21,549	-
Total liabilities	79,558	58,235

Shareholders' equity	76,713	102,144
Total liabilities and shareholders' equity	$156,271	$160,379

Page 6 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	July 1,	April 1,	July 3,
	2016	2016	2015
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$65,747	$57,945	$55,991
ERP Solutions (3)	9,866	10,833	10,404
Total revenue	$75,613	$68,778	$66,395

Revenue Concentration:
(% of total revenue)
Top customer	4%	6%	3%
Top 5 customers	15%	19%	14%
Top 10 customers	25%	31%	25%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	926	861	810
Total headcount	1,134	1,056	1,012
Days sales outstanding (DSO)	57	62	61
Cash provided by operating activities (in thousands)	$7,243	$536	$7,015
Depreciation (in thousands)	$621	$637	$663
Amortization (in thousands)	$275	$275	$547

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$397	$376	$392

ERP Solutions:
ERP Solutions consultant utilization rate (3)	78%	79%	77%
ERP Solutions gross billing rate per hour (3)	$119	$132	$136

Shares Repurchased Under the Share Repurchase Plan:
Shares purchased (in thousands)	1,722	307	74
Cost of shares repurchased (in thousands)	$25,361	$4,256	$703
Average price per share of shares purchased	$14.73	$13.85	$9.51
Remaining Plan authorization (in thousands)	$4,883	$3,054	$2,309

Shares Purchased to Satisfy Employee Net Vesting Obligations: (4)
Shares purchased (in thousands)	29	255	9
Cost of shares purchased (in thousands)	$422	$3,437	$113
Average price per share of shares purchased	$14.36	$13.48	$11.27

(2) The Hackett Group revenue per professional encompasses the Benchmarking, Business Transformation and Executive Advisory groups, EPM Transformation and
Technology Consulting, and excludes AMS and ERP Solutions.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 46% of which are offshore resources.
(4) Certain reclassifications have been made to conform with current reporting requirements.